INVESTOR PRESENTATION Q3 2025 Four Corners Property Trust NYSE: FCPT

OCTOBER 2025 Cautionary note regarding forward-looking statements: This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding FCPT’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance, investment pipeline, expectations regarding the making of distributions and the payment of dividends, and the effect of pandemics on the business operations of FCPT and FCPT’s tenants and their continued ability to pay rent in a timely manner or at all. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of FCPT’s public disclosure obligations, FCPT expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in FCPT’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and FCPT can give no assurance that its expectations or the events described will occur as described. For a further discussion of these and other factors that could cause FCPT’s future results to differ materially from any forward-looking statements, see the risk factors described under the section entitled “Item 1A. Risk Factors” in FCPT’s annual report on Form 10-K for the year ended December 31, 2024 and other risks described in documents subsequently filed by FCPT from time to time with the Securities and Exchange Commission. Notice regarding non-GAAP financial measures: The information in this communication contains and refers to certain non-GAAP financial measures, including FFO and AFFO. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the Investors section of our website at www.fcpt.com, and on page 41 of this presentation. FORWARD LOOKING STATEMENTS AND DISCLAIMERS

RECENT HIGHLIGHTS AT FCPT

Steadied investment pace since Q4 2024

Record investment volume in Q4 '24 and Q1 '25, with continued pace in Q2 '25 and Q3 '25

- Acquired $355 million over last 12 months as of September 30, 2025
- $82 million of investments in Q3 2025 at a 6.8% cap rate

Executed investments without compromises

Maintained disciplined investment approach

- Cash rent CAGR of ~12% since inception
- Acquired ~90-100 buildings annually in recent years

Opportunistically raised capital for 2025 and beyond

Remained active on the ATM and built out ability and flexibility throughout 2025 to invest

- Raised $173 million in 2025 to date as of September 30, 2025
- Total liquidity of $446 million
  - $100 million of unsettled equity forwards as of October 28, 2025

Oriented balance sheet towards future

Extended and upsized credit facility capacity in January 2025

- $350 million revolver capacity
- $225 million term loan
- Removed 10 basis point SOFR adjustment in September
- ~97% of total debt is now fixed rate through Q3 '27 as of July 29

Sidestepped credit issues impacting peers

High collections (~99%) while avoiding net lease credit issues

- No lost rent nor rejected leases from Red Lobster exposure
- Zero exposure to Zips Car Wash, Walgreens, or Family Dollar
- Approximately 65% of all investments executed after the onset of COVID-19

Continued diversification and growth

Improved diversification over time

- Olive Garden now 32% of ABR and LongHorn now 9% of ABR vs combined 94% at inception
  - Each brand posted recently strong same-store sales (6% as of August 2025)[1]
- Top 5 brands now ~53% of ABR

OCTOBER 2025 3

OCTOBER 2025 FCPT AT 10 YEARS: FROM SPIN-OFF TO SEASONED NET LEASE INVESTOR TODAY Annual base rent1 $94 million $256 million + $162 million (2.7x) Properties 418 1,273 + 855 (3.0x) Brands 5 170 + 165 Enterprise value $1.3 billion $3.8 billion + $2.6 billion (2.9x) We have grown our team, put in place substantial risk management and refined our investment and property management capabilities all while improving access to capital2 ANNUAL BASE RENT ($ million) ENTERPRISE VALUE ($ million) Top 5 brands as % of ABR 100% 53% - 47% Investment volume (cumulative) $2.2 billion + $2.2 billion $3,771 $1,324 2015 Equity Net Debt 2.9x Revenue growth (cash) + 13% Growth year-over-year + 12% Average annual growth since inception - - 2.7x EBITDAR coverage 4.2x 5.1x + 0.9x

3 CONSERVATIVE FINANCIAL POSITION PG 21 OCTOBER 2025 CONTENTS 1 COMPANY OVERVIEW PG 5 2 HIGH QUALITY PORTFOLIO PG 12 5 APPENDIX: OTHER PG 37 4 APPENDIX: ASSET SELECTION & PRIMARY SECTORS PG 24

OCTOBER 2025 FCPT AT A GLANCE1 1,294 leases 170 brands 7.1-year average lease term $0.45 AFFO per share (Q3)5 $355 million / 6.8% cap rate of investments as of LTM September 30, 2025 $82 million / 6.8% cap rate of investments in Q3 2025 99.5% occupied 1.4% average annual escalator 5.1x tenant EBITDAR coverage2 53% investment grade3 6,561 SF average asset size 29,797 average daily vehicle count $66,891 median household income 58,370 average 3-mile population $144 million unsettled forward equity as of September 30, 2025 $339 million undrawn revolver 4.7x net debt to adj. EBITDAre4 4.7x Fixed charge coverage 97% Fixed rate debt as of September 30, 2025 Baa3 / BBB (Moody’s / Fitch)

FCPT'S DIFFERENTIATED APPROACH WITHIN NET LEASE

1 Superior Capital Raising & Allocation

- Modulate investments if cost of capital weakens
- Minimize fees and discounts on capital raising
- Long track record of conservative leverage
- Avoid sacrificing investment quality to increase spread. Investments moderated if market conditions eliminate accretion

2 Granular Portfolio Construction

- Portfolio led by Darden, a premier investment grade tenant
- Analytical underwriting through a consistent model balanced between credit and real estate
- Low value at risk with average purchase price of ~$3 million

3 Quality Focus on Fungible Real Estate

- Excellent visibility and access paired with strong demographics
- Target sectors are e-commerce and recession resistant
- Industry-leading EBITDAR coverage of 5.1x[1]

4 Shareholders First

- Avoided problem net lease tenants
- Low overhead with aligned compensation
- Top-decile governance scores
- Hyper-transparent disclosure regime
- High level of executive alignment and ownership

REPRESENTATIVE BRANDS

OCTOBER 2025

7

OCTOBER 2025 CONSISTENT ANNUAL INVESTMENT GROWTH +57 +40 +95 +89 +100 +120 +104 YEAR INVESTMENT VOLUME ($M) CAP RATE +88 FCPT has consistently delivered growth and diversification through new investments. We focus on credit-worthy tenants, high quality real estate and efficient execution PROPERTY COUNT 1 AVERAGE SIZE ($M) +87 +75 FCPT has consistently focused on low basis properties, safeguarding the portfolio value at risk

OCTOBER 2025 PORTFOLIO BREAKDOWN 315 leases 82 leases 108 leases 23 brands 191 leases 33 brands 118 leases Other Casual Dining Restaurants Auto Service 120 leases 41 brands Medical Retail 53 leases 27 brands Other Retail 1,294 Leases across 170 Brands Annual Base Rent of $255.6 million1 32% Olive Garden (vs. 74% at inception) 9% LongHorn (vs. 20% at inception) 25% Non-Restaurant Exposure (vs. 0% at inception) Other Casual Dining restaurants Auto Service Medical Retail Other retail 32% 9% 9% 13% 7% 10% 3% 2 The spin-off Darden portfolio remains a strong foundation tenant for FCPT. Over half the portfolio has been diversified into new restaurant brands, Medical Retail and Auto Service 29 leases 2% 2 Quick Service restaurants 232 leases 40 brands 11% Quick Service Restaurants 17 leases 2% 29 leases 2% FCPT AT A GLANCE

FCPT AT A GLANCE

GEOGRAPHICALLY DIVERSE PORTFOLIO

- Lower income taxes and growing economies has accelerated a population shift toward low-cost of living states in the southeast
- FCPT's portfolio is primarily suburban and located in fast-growing and diverse regions
- Texas and Florida, our largest states (as measured by Annual Base Rent), were among the highest in-migration states according to the 2024 U-Haul growth index[2]


WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
ME
VT
NH
MA
RI
CT
NJ
DE
MD

State Annualized Base Rent[1] (%)

- >10%
- 5.0%–10.0%
- 3.0%–5.0%
- 2.0%–3.0%
- 1.0 %–2.0%
- <1.0%
- No Properties

Note: Includes two leases in Alaska (not pictured)

OCTOBER 2025

10

OCTOBER 2025 LADDERED LEASE MATURITY SCHEDULE %ANNUALIZED BASE RENT1 99.5%  occupied2 as of 9/30/2025 7.1 years weighted average lease term < 1.9%  of rental income  matures prior to 2027 FCPT has had very high renewal rates on lease maturities to date 2027 is the first year of Darden spin-off lease maturities; FCPT’s Darden leases average 5.7x rent coverage3

OCTOBER 2025 CONTENTS 1 COMPANY OVERVIEW PG 5 2 HIGH QUALITY PORTFOLIO PG 12 5 APPENDIX: OTHER PG 37 4 APPENDIX: ASSET SELECTION & PRIMARY SECTORS PG 24 3 CONSERVATIVE FINANCIAL POSITION PG 21

FCPT: LEADING IN QUALITY NET LEASE

- ✓ FCPT has over $446 million of liquidity inclusive of cash, $100 million of unsettled equity forwards (as of October 28) and undrawn $339 million revolver
- ✓ FCPT has no near-term debt maturities and 4.7x net leverage is at one of its lowest levels since 2018
- ✓ FCPT employs a very granular investment approach, with an average property basis of ~$3 million, minimizing value at risk of each property investment
- ✓ FCPT has a proven track record of being responsive to cost of capital and modulating capital raising and deployment when necessary
- ✓ Defensive portfolio built on two unique pillars:
    1. Our spin-off from Darden Restaurants included a hand-picked portfolio of industry-leading brands with low rent and unprecedented 5.7x rent coverage[1]
    2. Diversified low-rent and small building size portfolio principally comprised of Restaurant, Auto Service, and Medical Retail properties
- ✓ FCPT is intentional about choosing resilient industries and avoiding higher-risk tenants (*i.e.*, pharmacies, big box tenants, movie theaters, etc.)
- ✓ ~99% of rent collected since inception, including throughout COVID
- ✓ FCPT is a lean company with low overhead burden and a management team aligned with shareholders


Olive Garden


chili's


OUTBACK

OCTOBER 2025

13

UNIQUE AND HIGHLY SECURE NET LEASE

- **Our portfolio is primarily outparcel properties in high density retail corridors**
- **~75% of rent featuring unique benefits structurally superior to regular-way net lease.** This include the properties with high rent coverage (Darden and Chili's), ground leases, master leases, and investment grade guarantors or operators
  - The original Darden spin-off properties represent a seed portfolio with low rent levels resulting in unmatched rent coverage (5.7x)[1]
  - The ground lease portfolio is characterized by low rents which also typically implies high rent coverage
  - FCPT's investment strategy focuses on acquiring new low rent properties with above average rent coverage

FCPT COVERAGE VS PEERS[1]



5.1x
3.4x
2.6x
NA
NA
NA
NA
FCPT
EPRT
GTY
O
NNN
ADC
NTST



Ground Leased
$149k average rent
75% structurally superior to regular way net lease
11%
High Quality Ground & Building Leases
$161k average rent
25%
44%
Darden
5.7x coverage[1]
6%
9%
7%
Other Investment Grade Leases[2]
Master Leased
Chili's

Average Ground Lease Rent:	$149 thousand	11%
Average All Other Leases Rent:	$206 thousand	89%
Average FCPT Portfolio Rent:	$199 thousand	100%

OCTOBER 2025

14

OCTOBER 2025 LOW BASIS PORTFOLIO LIMITS DOWNSIDE OF NEGATIVE CREDIT EVENTS FCPT frequently has amongst the lowest upfront investment basis per property within net lease FCPT seeks and acquires properties with a significantly lower value at risk per site as compared to peers FCPT’s emphasis on low rents and fungible buildings have created a portfolio with minimal liability at the individual property level, reducing risk in the event of lease maturity or in the event of tenant credit issues 1 FCPT’s strategy focuses on low basis investments in small box (<15,000) retail properties. This has resulted in high tenant renewal rates and capturing high re-leasing spreads at lease maturity

OCTOBER 2025 CONSISTENTLY STRONG PORTFOLIO PERFORMANCE FCPT has one of the highest-quality and consistent portfolios in the net lease sector. We have established a strong track record over time (even through the COVID-19 pandemic) RENT COLLECTIONS OCCUPANCY2 1

OCTOBER 2025 VERY STRONG HISTORICAL CREDIT RESULTS Bad debt is defined as rent that was deemed uncollectable due to the tenant no longer able to pay (e.g., bankruptcy) and is compared to the starting Annual Base Rent each year. This number does not include recoveries for released properties FCPT has averaged just 12 basis points annually in bad debt expense since inception This represents ~$176,000 per year or $1.8 million since inception vs. $1.5 billion of rent collected over the same period (2016 -2025 YTD) This compares to net lease peers with a stated track record or expectations of 25-75 basis points This figure excludes the positive impact of releasing to new tenants and subsequent rent recoveries Recovery rates for new leases has been above an average of 90% of prior rent, with some occasions of positive rent spreads vs prior levels Since inception, FCPT has experienced very few tenant credit issues; bad debt expense (excluding the benefit of recoveries) has averaged just 12 basis points of ABR

DIVERSIFICATION WITH SCALED, CREDITWORTHY NATIONAL BRANDS

TOP 35 FCPT PORTFOLIO BRANDS[1]

FCPT is aligned with leading national brands with scale and large store counts

		FCPT METRICS		BRAND METRICS[2]		
Rank	Brand Name	FCPT Stores	% of ABR[1]	Total Stores	Sales ($mm)	Publicly Traded?
1	Olive Garden	315	32.2%	933	$5,305	DRI
2	Longhorn Steakhouse	118	9.2%	595	$3,088	DRI
3	Chili's	82	6.8%	1,208	$4,835	EAT
4	Outback Steakhouse	29	2.4%	678	$2,223	BLMN
5	Burger King	42	2.4%	6,701	$11,000	QSR
6	Cheddar's	17	2.3%	181	$766	DRI
7	Buffalo Wild Wings	29	2.2%	1,323	-	-
8	Caliber Collision	34	2.2%	1,829	-	
9	Christian Brothers	19	2.1%	327	-	-
10	Red Lobster	18	1.5%	518	-	-
11	Bahama Breeze	10	1.3%	28	$267	DRI
12	KFC	33	1.3%	3,669	$4,900	YUM
13	BJ's Restaurant	13	1.2%	219	$1,384	BJRI
14	Carrabba's	14	1.2%	208	$700	BLMN
15	Whistle Express Car Wash	9	1.1%	108	-	-
16	Bob Evans	15	1.1%	430	-	-
17	Oak Street Health	10	1.0%	230	-	CVS
18	Arby's	17	0.7%	3,365	-	-
19	NAPA Auto Parts	18	0.7%	6,000	$24,061	GPC
20	WellNow Urgent Care[4]	12	0.7%	133	-	-
21	Starbucks	17	0.7%	16,941	$36,666	SBUX
22	Fresenius	10	0.6%	2,624	24,178 €	FSNUY
23	Mavis	11	0.6%	859	-	-
24	Taco Bell	15	0.6%	7,604	$16,200	YUM
25	Tires Plus	13	0.6%	400	-	-
26	Express Oil	9	0.6%	366	-	-
27	Texas Roadhouse	11	0.6%	730	$5,285	TXRH
28	AFC Urgent Care	9	0.6%	390	-	-
29	Verizon	12	0.6%	N/A	$137,000	VZ
30	Aspen Dental	10	0.6%	1,400	-	-
31	Tire Discounters	8	0.5%	199	-	-
32	VCA	7	0.5%	832	-	-
33	Whataburger	7	0.5%	1,085	-	-
34	National Tire & Battery	7	0.4%	321	-	-
35	Chick-Fil-A	8	0.4%	3,109	-	-
36-170	Other	286	17.9%			
	Total Portfolio	**1,294**	**100%**			

OCTOBER 2025

18

OCTOBER 2025 HIGHLY SELECTIVE APPROACH TO NET LEASE While we underwrite properties in these sectors and may acquire stores in these sectors in the future, they are not in our current target base and would need to meet our high thresholds to be considered in the future Pharmacies: NO EXPOSURE Entertainment: NO EXPOSURE Gyms: NO EXPOSURE Furniture: NO EXPOSURE EV-only Auto Service: NO EXPOSURE Dollar Stores: 0.05% ABR exposure1 (No current exposure to brands listed here) General Merchandise: 0.7% ABR exposure2 (No current exposure to brands listed here) Car Washes: 1.2% ABR exposure3 (No current exposure to brands listed here) FCPT HAS AVOIDED: Service Centers

Darden's INVESTMENT GRADE PROFILE REMAINS A STRONG FOUNDATION FOR FCPT OCTOBER 2025 Ask price: 47 bps High on 03/20/20: 360 bps Average: 64 bps Low on 02/12/20: 27 bps Very tight pricing spreads for Darden to have a credit event Darden Senior Credit Default Swaps (CDS) Curve (5-year) Basis Points The historically low pricing of Darden’s CDS demonstrates how their fortress credit profile remains strong 47

OCTOBER 2025 CONTENTS 1 COMPANY OVERVIEW PG 5 2 HIGH QUALITY PORTFOLIO PG 12 4 APPENDIX: ASSET SELECTION & PRIMARY SECTORS PG 24 3 CONSERVATIVE FINANCIAL POSITION PG 21 5 APPENDIX: OTHER PG 37

“ OCTOBER 2025 DEBT MATURITY SCHEDULE $ MILLIONS FCPT maintains a well-laddered debt maturity and 100% unencumbered assets to provide financial flexibility Weighted average debt maturity 3.4 years No near-term debt maturities Conservative leverage Committed to maintaining conservative 5.0x–6.0x max leverage Net debt to adjusted EBITDAre ratio is 4.7x1 including undrawn net equity forwards as of 9/30/2025 Strong liquidity profile $339 million revolver availability Conservative dividend payout ratio of approximately 80% of AFFO $446 million available liquidity including cash and cash equivalents, existing forward equity sale agreements as of October 28, and undrawn revolver balance Minimal floating rate exposure 97% of debt is fixed rate including the effect of interest rate hedges Investment grade rated Rated BBB by Fitch and Baa3 by Moody’s CONSERVATIVE FINANCIAL POLICIES Note: Term Loan and Revolver maturities are shown fully extended

OCTOBER 2025 FCPT’S HISTORICAL LEVERAGE PROFILE FCPT has a stated leverage target of 5.0x-6.0x but has been below or in the lower range of its target since inception Discipline around our leverage is embedded into company culture and our approach to funding growth FCPT has demonstrated a commitment to positive spread investing and a focus on cost of capital FCPT did not lever up during periods when cost of equity weakened (2020, late 2023, early 2024). We maintained a conservative leverage profile 2 FCPT HISTORICAL LEVERAGE1

CONTENTS 1 COMPANY OVERVIEW PG 5 2 HIGH QUALITY PORTFOLIO PG 12 3 CONSERVATIVE FINANCIAL POSITION PG 21 4 APPENDIX: ASSET SELECTION & PRIMARY SECTORS PG 24 OCTOBER 2025 5 APPENDIX: OTHER PG 37

FCPT Low Rent & Investment Basis Small Building, Fungible Real Estate National Brands with Strong Credit Profiles OCTOBER 2025 FCPT’S INVESTMENT FILTERS Our portfolio is principally leased to restaurants, Auto Service and Medical Retail tenants The intentional focus on these subsectors reflect a multi-tiered filter that favors fungible, credit-worthy net lease tenants with low rent There are many properties in other retail subsectors that meet these thresholds, but we have found the deepest opportunity set within restaurants, Auto Service, and Medical Retail Our investment approach seeks to de-risk net lease investing through a highly-filtered selection process

INVESTMENT AND UNDERWRITING FRAMEWORK

CREDIT CRITERIA

~50%

- Guarantor credit and health
- Brand durability
- Store performance
- Lease term and structure

REAL ESTATE CRITERIA

~50%

- Location
- Retail corridor strength & demographics
- Access / visibility
- Absolute and relative rent
- Pad site and building reusability

INVESTMENT PHILOSOPHY

- Acquire strong retail brands that are well located with creditworthy lease guarantors
- Seek to purchase assets when accretive to cost of capital with a focus on low basis
- Add leading brands in resilient industries, occupying highly fungible buildings

UNDERWRITING CRITERIA

- FCPT's proprietary scorecard which incorporates over 25 comprehensive categories
- The "score" allows FCPT to have an objective, consistent underwriting model and comparison tool for asset management decisions

OCTOBER 2025

26

930 leases 75% of annual base rent1 FCPT seeks to acquire nationally recognized branded restaurants from premier lease guarantors located within the strongest retail corridors FCPT has increased its restaurant diversification since inception by targeting a variety of meal price-points, cuisine types, and geographies Primary focus on sustainable tenant rents with superior EBITDAR / rent coverage RESTAURANTS OCTOBER 2025

CASUAL DINING COMEBACK:
TRADING “IN THE CAR” FOR “IN THE BOOTH”

- Branded casual dining has seen a resurgence as quick service and fast casual restaurants become increasingly expensive
  - Comparable sales growth for casual dining has outpaced quick service and fast causal in recent quarters
- Historical Value Comparison:
  - Looking at promotions from 2019 and early 2020, many quick service restaurants raised prices significantly (~40%) or combos shrunk to include fewer items[1]
  - This compares to casual dining where Olive Garden’s “Never Ending Pasta Bowl” and Chili’s “3 For Me” promotions experienced increases of 27% and 10%, respectively, over the same period[1]
  - As the value pricing of restaurants has converged, consumers see similar value going to branded casual dining while also receiving higher service

Same Store Sales[1]

Company	Q3 2024	Q4 2024	Q12025	Q2 2025
QSR & Fast Casual				
McDonald's	+0.3%	-1.4%	-3.6%	+2.5%
Starbucks	-6.0%	-4.0%	-1.0%	-2.0%
Burger King	-0.7%	+1.5%	-1.1%	+1.5%
Shake Shack	+4.4%	+4.3%	+0.2%	+1.8%
Taco Bell	+4.0%	+5.0%	+9.0%	+4.0%
Wendy's	+0.2%	+4.1%	-2.8%	-3.2%
Portillo's	-0.9%	+0.4%	+1.8%	+0.7%
Chipotle	+6.0%	+5.4%	-0.4%	-4.0%
CAVA	+18.1%	+21.2%	+10.8%	+2.1%
Sweetgreen	+6.0%	+4.0%	-3.1%	-7.6%
Wingstop	+20.9%	+10.1%	+0.5%	-1.9%
Average	**+4.8%**	**+4.6%**	**+0.9%**	**-0.6%**
Casual Dining				
Olive Garden	-2.9%	+2.0%	+0.6%	+6.9%
LongHorn Steakhous	+3.7%	+7.5%	+2.6%	+6.7%
Chili's	+13.0%	+27.4%	+28.2%	+23.7%
Cheesecake Factory	+1.6%	+1.7%	+1.0%	+1.2%
BJ's Restaurants	+1.7%	+5.5%	+1.7%	+2.9%
Texas Roadhouse	+8.5%	+7.7%	+3.5%	+5.8%
Average	**+4.3%**	**+8.6%**	**+6.3%**	**+7.9%**
Average Ex-Chili's	**+2.5%**	**+4.9%**	**+1.9%**	**+4.7%**

Darden CEO Ricardo Cardenas:

“Consumers are figuring out that casual dining is a great value... we think we're taking some wallet share from fast food and fast casual”[1]

McDonald’s CEO Christopher Kempczinski:

“Overall QSR traffic in the US remained challenging... Reengaging the low-income consumer is critical...”[1]



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FINANCING
FAST FOOD PRICES ARE OUT OF CONTROL! FINANCE YOUR FAST FOOD TODAY!
BECAUSE YOU CAN'T EAT
at
EVERY
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NOW YOU CAN EAT LIKE A TRILLIONAIRE



2025
NEVER ENDING
Pasta Bowl
Enjoy Never-Ending First Course + Pasta
STARTING AT
$13.99*

OCTOBER 2025

28

OCTOBER 2025 RESTAURANT INDUSTRY TARGETS Quick Service Lacking Drive-Thru or Dine-In Only Small Franchisees In-Line Real Estate Fast Casual Casual Dining FCPT’S CURRENT FOCUS Regional Brands FCPT pursues mature, national brands with significant scale in terms of units, revenue, and brand AUV FCPT avoids pursuing riskier high-yield dining concepts whose real estate fundamentals or credit does not match that of our core portfolio Many existing dining concepts in FCPT’s portfolio are in robust retail corridors along major highways or outparcels to big box stores or malls. These sites attract high traffic and have strong underlying demographic data FCPT prioritizes tenant credit, fungible real estate, and concept durability in its restaurant investments FCPT GENERALLY AVOIDS1 Operators with <50 units or <$75 million in revenue These features enhance traffic draw and prove attractive for re-leasing

Olive Garden BURLINGTON, NC Adjacent to University Commons shopping center and Alamance Crossing outdoor mall Excellent visibility and prominent retail position along frontage of University Drive Strong brand and credit profile of neighbors, indicating high corridor quality Robust surrounding 3-mile demographic profile1 Population of 30,795 Median Household Income of $79,835 To University Commons and University Drive – 39,200 Vehicles per Day Restaurants usually require retail density and robust corridors with high traffic and attractive demographics OCTOBER 2025 FCPT REAL ESTATE CHARACTERISTICS: CASUAL DINING & QUICK SERVICE To Alamance Crossing Mall

191 leases 13% of annual base rent1 Principally targeting auto service centers, including collision repair and tire service leased to credit worthy operators. We have made select investments in gas stations with large format convenience stores, car wash and auto part retailers at attractive, low bases Focus is on properties that are not dependent on the internal combustion engine and will remain relevant over the longer-term with higher electric vehicle utilization Auto Service is both e-commerce and recession resistant and tends to operate in high-traffic corridors with good visibility, boosting the intrinsic real estate value and long-term reuse potential More limited tenant relocation options due to zoning restrictions lead to high tenant renewal probability AUTO SERVICE OCTOBER 2025

OCTOBER 2025 AUTO SERVICE INDUSTRY TARGETS Full-Service Rental Services Dealerships & Specialty High Basis / Franchisee Car Washes & Gas Stations Tire Collision Service Centers Post-acute care FCPT targets categories in the Auto Industry that are not tied to traditional, gas-powered vehicles as the secular shift to electric vehicles takes place FCPT also targets properties at attractive, low bases and have avoided properties such as high-rent car washes These auto and tire service centers are similar to FCPT’s legacy portfolio: located in high-traffic corridors with good visibility and in proximity to other retailers FCPT targets categories for the long-term with high renewal probabilities High basis or small franchisee increases risk and lowers quality FCPT’S CURRENT FOCUS FCPT GENERALLY AVOIDS1

FCPT REAL ESTATE CHARACTERISTICS: AUTOMOTIVE SERVICE

Christian Brothers Automotive

Port Charlotte, FL

- Adjacent to Peachland Promenade shopping center
- Excellent visibility and prominent retail position along Veterans and Peachland Boulevards
- Strong brand and credit profile of neighbors, indicating high corridor quality
- Robust surrounding 3-mile demographic profile[1]
  - Population of 43,429
  - Median Household Income of $59,586



CVS
Wendy's
TAKE 5
Peachland Boulevard – 13,346 Vehicles per Day
Veterans Boulevard
26,607 Vehicles per Day
DQ
extended STAY AMERICA premier suites
FCPT
BANK OF AMERICA
To Peachland Promenade and

Auto Service centers focus greatly on visibility and convenient consumer locations

OCTOBER 2025 33

120 leases 10% of annual base rent1 MEDICAL RETAIL FCPT’s largest Medical Retail exposures are focused on outpatient services: urgent care, dental, primary care, veterinary care, and outpatient / ambulatory surgery centers Medical Retail is e-commerce and recession resistant given its service-based nature, large customer base and favorable demographic tailwinds Operator consolidation and organic growth within Medical Retail is improving tenant credit and scale Medical Retail is emerging as an attractive property type with services moving out of hospitals and into lower-cost, retail-centric care centers OCTOBER 2025

OCTOBER 2025 HEALTHCARE INDUSTRY TARGETS Ambulatory Surgery / Outpatient Treatment Freestanding ER Care Urgent / Dental / Veterinary Diagnostic / Imaging Clinic Primary Care Clinic FCPT GENERALLY AVOIDS1 (Pharmacy & High Accuity) Healthcare delivery occurs across a spectrum of real estate and operator cost structures FCPT target operators provide services that require in-person interaction, while having lighter asset needs and smaller physical building sizes FCPT’s Medical Retail properties are on the lower end of the acuity care spectrum FCPT does not own and is not currently pursuing skilled nursing, hospitals or rehabilitation facilities FCPT does not currently own Pharmacy properties. Pharmacy is established within net lease, but legacy low growth lease structures and the potential for store closures / shrinking store footprints will limit this as a major category for FCPT Medical Retail buildings are similar to FCPT’s legacy portfolio – low basis, fungible, and proximate to other retailers Pharmacy Hospital Inpatient Rehab Skilled Nursing Facilities Outpatient Rehab Home Care Pet Day Care FCPT’S CURRENT FOCUS

OCTOBER 2025 FCPT REAL ESTATE CHARACTERISTICS: MEDICAL RETAIL 36 To , , and American Family Urgent Care Birmingham, AL Outparcel to Walmart Supercenter, other anchors Strong visibility and prominent retail position along Montclair Road and Frederick Street Strong brand and credit profile of neighbors, indicating high corridor quality Robust surrounding 3-mile demographic profile1 Population of 8,125 Median Household Income of $68,899 Medical Retail is increasingly integrated in core suburban retail corridors Montclair Road – 8,125 Vehicles per Day Frederick Street – 2,320 Vehicles per Day

OCTOBER 2025 CONTENTS 1 COMPANY OVERVIEW PG 5 2 HIGH QUALITY PORTFOLIO PG 12 4 APPENDIX: ASSET SELECTION & PRIMARY SECTORS PG 46 5 APPENDIX: OTHER PG 37 3 CONSERVATIVE FINANCIAL POSITION PG 21

OCTOBER 2025 New properties are brought to market everyday, but many are priced aggressively, have weak credit, or are in sectors we avoid. Rather than swing at every opportunity, our strategy is to wait for the right “pitch” Cap rate could be increased with less favorable credit Favorable Unfavorable FCPT Sector Outlook Approximate Cap Rate1 FCPT Strike Zone Good credit at accretive cap rates New Retail Listings (Illustrative) Volume could be increased with increased purchase price (decreased cap rate) NET LEASE LISTINGS SNAPSHOT

OCTOBER 2025 CONSTRUCTION COSTS CONTINUE TO RISE Industry-wide, developers are facing a long-term trend of inflated growth for building costs. These costs do not yet factor in the impact of tariffs given their delayed rollouts and stocks of pre-purchased inventories The Turner Building Cost Index1 aggregates the developer inputs of labor rates, productivity, material prices and the competitive condition of the marketplace. 2022 and 2023 experienced highly accelerated growth at 8.0% and 6.0%, respectively CAGR: 4.6% +8% +6% +4% +2% +2% +5% +6% +5% +5% +5% +4% +4%

FCPT INVESTMENTS VS. ESTIMATED REPLACEMENT COST

- Since inception, FCPT has focused on acquiring low basis properties. This investment strategy coupled with inflation has allowed us to purchase many buildings below today's estimated replacement cost. We believe this may support favorable tenant retention dynamics and mitigate downside risks in a vacancy event



FCPT's Average Basis per Investment vs. New Development Sites
(2021 – 2024, $ millions)
$2.69 (FCPT 4-yr. average)
$2.00
$2.48
$3.29
$3.01
$3.30
$1.17
FCPT's average basis from 2021-24 is 40% below estimated replacement cost
Estimated new construction costs, 2024
Estimated land acquisition costs, 2024
2021
2022
2023
2024
Estimated Replacement Cost, 2024

FCPT Investments vs. Estimated Replacement Cost Illustrative Example

Estimated Building Construction Cost	
FCPT Average Building Size (12/31/2024)	6,591 SF
Estimated Construction Cost PSF	~$500 PSF [1]
Estimated Construction Total	~$3.30 million
Land Cost	
FCPT Average Lot Size (12/31/2024)	~1.50 acres
Estimated Land Acquisition Cost	~$800,000 per acre [2]
Estimated Land Acquisition Total	~$1.17 million
Estimated Total Replacement Cost	**$4.47 million**
FCPT Average Basis per Property, 2021-24	**~$2.69 million**
FCPT Basis vs. Replacement Cost	**-40%**

Note: Estimated Construction Cost and Land Cost vary by market. The figures on this page are intended to be illustrative and demonstrate the trend of estimated replacement costs rising vs. existing buildings

1. CBRE, U.S. Real Estate Market Outlook 2024
2. Crexi listings as of August 2025

From 2021 to 2024, FCPT's basis was ~60% of estimated new development (~40% below estimated replacement cost)

OCTOBER 2025 40

OCTOBER 2025 GLOSSARY AND NON-GAAP DEFINITIONS NON-GAAP DEFINITIONS AND CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, and to cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. ABR refers to annual cash base rent as of 9/30/2025 and represents monthly contractual cash rent, excluding percentage rents, from leases, recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. EBITDA represents earnings (GAAP net income) plus interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP measure computed in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“NAREIT”) as EBITDA (as defined above) excluding gains (or losses) on the disposition of depreciable real estate and real estate impairment losses. Adjusted EBITDAre is computed as EBITDAre (as defined above) excluding transaction costs incurred in connection with the acquisition of real estate investments and gains or losses on the extinguishment of debt. We believe that presenting supplemental reporting measures, or non-GAAP measures, such as EBITDA, EBITDAre and Adjusted EBITDAre, is useful to investors and analysts because it provides important information concerning our on-going operating performance exclusive of certain non-cash and other costs. These non-GAAP measures have limitations as they do not include all items of income and expense that affect operations. Accordingly, they should not be considered alternatives to GAAP net income as a performance measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Our presentation of such non-GAAP measures may not be comparable to similarly titled measures employed by other REITs. Tenant EBITDAR is calculated as EBITDA plus rental expense. EBITDAR is derived from the most recent data provided by tenants that disclose this information. For Darden, EBITDAR is updated biannually by multiplying the most recent individual property level sales information (reported by Darden twice annually to FCPT) by the average trailing twelve brand average EBITDA margin reported by Darden in its most recent comparable period, and then adding back property level rent. FCPT does not independently verify financial information provided by its tenants. Tenant EBITDAR coverage is calculated by dividing our reporting tenants’ most recently reported EBITDAR by annual in-place cash base rent. Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We also omit the tax impact of non-FFO producing activities from FFO determined in accordance with the NAREIT definition. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: 1. Transaction costs incurred in connection with business combinations 2. Straight-line rent 3. Stock-based compensation expense 4. Non-cash amortization of deferred financing costs 5. Other non-cash interest expense (income) 6. Non-real estate investment depreciation 7. Merger, restructuring and other related costs 8. Impairment charges 9. Other non-cash revenue adjustments, including amortization of above and below market leases and lease incentives 10. Amortization of capitalized leasing costs 11. Debt extinguishment gains and losses 12. Non-cash expense (income) adjustments related to deferred tax benefits AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely-reported measure by other REITs; however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Properties refers to properties available for lease.

OCTOBER 2025 RECONCILIATION SCHEDULES RECONCILIATION OF NET INCOME TO ADJUSTED EBITDARE RENTAL REVENUE AND PROPERTY EXPENSE DETAIL

OCTOBER 2025 FFO & AFFO RECONCILIATION

FOOTNOTES

PAGE 3 RECENT HIGHLIGHTS AT FCPT
1. Source: Public filings

PAGE 4 FCPT AT 10 YEARS:
1. Annual Cash Base Rent (ABR) as defined in glossary
2. Past performance does not guarantee future results

PAGE 6 FCPT AT A GLANCE
Figures as of 9/30/2025
1. Weighted averages based on contractual Annual Cash Base Rent as defined in glossary, except for occupancy which is based on portfolio square footage. See glossary on page 41 for definitions
2. See glossary on page 41 for tenant EBITDAR and tenant EBITDAR coverage definitions: results based on tenant reporting representing 99% of Darden annual cash base rent (ABR), 55% of other restaurant ABR and 10% of non-restaurant ABR or 64% of total portfolio ABR. We have estimated Darden current EBITDAR coverage using sales results for the reported FCPT portfolio for the twelve months ended May 2025 and the brand average margins for the year ended May 2025
3. Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies
4. See page 42 for reconciliation of net income to adjusted EBITDAre and page 41 for non-GAAP definitions. Net debt is calculated as total debt less cash and cash equivalents
5. See page 41 for non-GAAP definitions, and page 43 for reconciliation of net income to AFFO

PAGE 7 FCPT'S DIFFERENTIATED APPROACH WITHIN NET LEASE
1. Based on coverage as disclosed by FCPT's peer net lease companies

PAGE 8 CONSISTENT ANNUAL INVESTMENT GROWTH
1. Figures as of 9/30/2025

Note: Figures exclude capitalized transaction costs. Initial cash yield calculation excludes $2.1 million, and $2.4 million of real estate purchases in our Kerrow operating business for 2019 and 2020, respectively. 2022 initial cash yield reflects near term rent increases and rent credits given at closing; the initial cash yield with rents in place as of closing is 6.4%

PAGE 9 PORTFOLIO BREAKDOWN
1. Represents current Annual Cash Base Rent (ABR) as of 9/30/2025
2. Other retail includes properties leased to cell phone stores, bank branches, grocers amongst others. These are often below market rent leases, and many were purchased through the outparcel strategy

PAGE 10 GEOGRAPHICALLY DIVERSE PORTFOLIO
Figures as of 9/30/2025
1. Annual Cash Base Rent (ABR) as defined in glossary
2. Source: U-Haul growth index 2024

PAGE 11 LADDERED LEASE MATURITY SCHEDULE
Note: Excludes renewal options. All data as of 9/30/2025
1. Annual cash base rent (ABR) as defined in glossary
2. Occupancy based on portfolio square footage
3. See glossary on page 41 for tenant EBITDAR and tenant EBITDAR coverage definitions: results based on tenant reporting representing 99% of Darden annual cash base rent (ABR), 55% of other restaurant ABR and 10% of non-restaurant ABR or 64% of total portfolio ABR. We have estimated Darden current EBITDAR coverage using sales results for the reported FCPT portfolio for the twelve months ended May 2025 and the brand average margins for the year ended May 2025

PAGE 13 FCPT: FCPT: LEADING IN QUALITY NET LEASE
1. See glossary on page 41 for tenant EBITDAR and tenant EBITDAR coverage definitions: results based on tenant reporting representing 99% of Darden annual cash base rent (ABR), 55% of other restaurant ABR and 10% of non-restaurant ABR or 64% of total portfolio ABR. We have estimated Darden current EBITDAR coverage using sales results for the reported FCPT portfolio for the twelve months ended May 2025 and the brand average margins for the year ended May 2025. Peer data as of latest available public filings

PAGE 14 UNIQUE AND HIGHLY SECURE NET LEASE
1. See glossary on page 41 for tenant EBITDAR and tenant EBITDAR coverage definitions: results based on tenant reporting representing 99% of Darden annual cash base rent (ABR), 55% of other restaurant ABR and 10% of non-restaurant ABR or 64% of total portfolio ABR. We have estimated Darden current EBITDAR coverage using sales results for the reported FCPT portfolio for the twelve months ended May 2025 and the brand average margins for the year ended May 2025. Peer data as of latest available public filings
2. Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies

PAGE 15 LOW BASIS PORTFOLIO LIMITS DOWNSIDE OF NEGATIVE CREDIT EVENTS
1. Source: Public filings as of 12/31/2024

PAGE 16 CONSISTENTLY STRONG PORTFOLIO PERFORMANCE
1. FCPT reported 92% collected rent in Q2 2020, with 4% abated in return for lease modifications and 3% deferred. FCPT collected the 3% deferred rent in Q4 2020. The 98.8% number above included deferred rent that was paid and the abated rent for which FCPT received beneficial lease modifications
2. Occupancy based on portfolio square footage

PAGE 18 DIVERSIFICATION WITH SCALED, CREDITWORTHY NATIONAL BRANDS
1. Represents current Annual Cash Base Rent (ABR) as of 9/30/2025 as defined in glossary on page 41
2. Source: Nation's Restaurant Top 500 Restaurants, public filings, Placer.ai., company websites, Focus Advisors Automotive M&A, Tire Business Magazine; Dash indicates private company or confidential information
3. Several WellNow locations have been assigned to new entities and rebranded. WellNow remains obligated under the lease at these assigned locations; figure in the table reflects lower lease count and other metrics following the assignment

PAGE 19 HIGHLY SELECTIVE APPROACH TO NET LEASE
Note: All data as of 9/30/2025
1. Annual cash base rent (ABR) as defined in glossary; FCPT owns 1 dollar store site leased to Dollar General
2. Annual cash base rent (ABR) as defined in glossary; FCPT owns 7 general merchandise sites leased to REI (2), Jared Jewelry (2), Orvis (1), Mattress Firm (1), and Sleep Number (1)
3. Annual cash base rent (ABR) as defined in glossary; FCPT owns 10 car wash sites leased to Whistle Express (9) and Club Car Wash (1)

PAGE 22 CONSERVATIVE FINANCIAL POLICIES
Figures as of 9/30/2025, except otherwise noted
1. See page 42 for reconciliation of net income to adjusted EBITDAre and page 41 for non-GAAP definitions. Net debt is calculated as total debt less cash and cash equivalents

PAGE 23 FCPT'S HISTORICAL LEVERAGE PROFILE
1. See page 42 for reconciliation of net income to adjusted EBITDAre and page 41 for non-GAAP definitions. Net debt is calculated as total debt less cash and cash equivalents. Includes any forward equity contracts outstanding as of quarter end

PAGE 27 RESTAURANTS
1. As of 9/30/2025

PAGE 28 CASUAL DINING COMEBACK: TRADING "IN THE CAR" FOR "IN THE BOOTH"
1. Source: Public filings

PAGE 29 RESTAURANT INDUSTRY TARGETS
1. We may acquire properties in the "FCPT Generally Avoids" category but will remain highly selective with a focus on basis and store-level performance. That said, they are not in our current target base and would need to meet our high thresholds to be considered in the future

PAGE 30 FCPT REAL ESTATE CHARACTERISTICS: CASUAL DINING & QUICK SERVICE
1. Source: Placer.AI

PAGE 31 AUTO SERVICE
1. As of 9/30/2025

PAGE 32 AUTO SERVICE INDUSTRY TARGETS
1. We may acquire properties in the "FCPT Generally Avoids" category but will remain highly selective with a focus on basis and store-level performance. That said, they are not in our current target base and would need to meet our high thresholds to be considered in the future

PAGE 33 FCPT REAL ESTATE CHARACTERISTICS: AUTOMOTIVE SERVICE
1. Source: Placer.AI

PAGE 34 MEDICAL RETAIL
1. As of 9/30/2025

PAGE 35 MEDICAL RETAIL INDUSTRY TARGETS
1. We may acquire properties in the "FCPT Generally Avoids" category but will remain highly selective with a focus on basis and store-level performance. That said, they are not in our current target base and would need to meet our high thresholds to be considered in the future

PAGE 36 FCPT REAL ESTATE CHARACTERISTICS: MEDICAL RETAIL
1. Source: Placer.AI

PAGE 38 NET LEASE LISTINGS SNAPSHOT
1. Depicts new listings +30 basis points above asking cap rate to reflect assumption of seller strike price. FCPT Acquired (2025) deals are shown at the actual closed transaction cap rate.

Note: This graphic is designed to represent a snapshot of how FCPT best sees fit to allocate its time and is not meant to indicate brand or cap rates we may acquire

PAGE 39 CONSTRUCTION COSTS CONTINUE TO RISE
1. Per Turner, "The TBCI is determined by the following factors considered on a nationwide basis: labor rates and productivity, material prices, and the competitive condition of the marketplace." https://www.turnerconstruction.com/cost-index

PAGE 42 RECONCILIATION SCHEDULES
1. See glossary on page 41 for non-GAAP definitions
2. Other non-reimbursed property expenses include non-reimbursed tenant expenses, vacant property expenses, abandoned deal costs, property legal costs, and franchise taxes

PAGE 43 FFO & AFFO RECONCILIATION
1. Amount represents non-cash deferred income tax (benefit) expense recognized at the Kerrow Restaurant Business
2. Assumes the issuance of common shares for OP units held by non-controlling interest

OCTOBER 2025

44

INVESTOR PRESENTATION Q3 2025